                                                                   EXHIBIT 10.24

                                  DEED OF LEASE
                              8100 Boone Boulevard
                             Vienna, Virginia 22182

      THIS DEED OF LEASE made and entered into on this the third (3rd) day of September, 1997 by and between GOSNELL PROPERTIES, INC. whose address for purposes hereof is 8130 Boone Boulevard, Vienna, Virginia 22182 hereinafter called "Lessor", and ABOVENET COMMUNICATIONS, INC., a California corporation hereinafter called "Lessee".

      WITNESSETH, that for and in consideration of the rents, mutual covenants and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

      1.    DEMISED PREMISES

      The Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, for the term and upon the conditions hereinafter provided, approximately twelve thousand five hundred ninety (12,590) square feet of rentable area on the B-2 level of the office building (the "Building") situated on that certain parcel of real estate (the "Land") at 8100 Boone Boulevard, Vienna, Virginia 22182 (such space being hereinafter referred to as the "Demised Premises"), the Land and Building being herein referred to as the "Property." The Demised Premises have been assigned Suite #B-290, and are outlined in red on the plan attached hereto and made a part hereof as Exhibit A.

      2.    TERM

            (a) Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall continue in force for a term of six (6) years, beginning on the earlier of (i) substantial completion of the Tenant's Work, or (ii) September 15, 1997 (the "Commencement Date"), and ending (subject to the terms hereof) on the day preceding the sixth (6th) anniversary of the Commencement Date (the "Initial Term", the Initial Term together with the Renewal Term, if any, being herein referred to as the "Lease Term").

            (b) In the event the Demised Premises are not completed in accordance with the provisions of this lease and ready for occupancy by said Commencement Date, for any reason or cause, Lessor, its agents and employees, shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, nor shall the obligations of the Lessee provided herein be excused, except the payment of Rent and the date of commencement of the other obligations under this Lease shall be extended one (1) day for each day of delay attributable to the wrongful acts of Lessor (Lessee acknowledging that the mere failure to complete the Tenant's Work by the Commencement Date shall not be deemed wrongful, so long as Lessor has exercised commercially reasonable efforts to complete the same). When the Demised Premises are occupied by Lessee, Lessor and Lessee will execute a declaration specifying the commencement and termination date determined as provided above (Exhibit D), but the failure to execute the same shall not affect this Lease.

      3.    USE

      Lessee will use and occupy the Demised Premises solely for the installation and operation of computer equipment only and for no other purpose whatsoever. Lessee will not use the Demised Premises in any manner which will annoy or interfere with other tenants in the Building and will comply with the Rules and Regulations listed under Exhibit C. Lessee will not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the State of Virginia, the Fire Marshall and any other public authority having jurisdiction over the Demised Premises that may affect the Demised Premises or Lessee's use and/or occupancy thereof. In no event shall Lessee generate, manufacture, prepare, use, store, treat or dispose of any polychlorinated biphenyls ("PCB's"), petroleum products or asbestos, or any hazardous, radioactive, carcinogenic, or toxic chemicals, substances pollutants, contaminant, materials or waste, including storage tanks and/or containers thereof, as such terms are defined under applicable Federal, state and local laws, ordinances or regulations, in or on the Demised Premises or the Building on the Property upon which the Demised Premises is located or any portion thereof, nor shall Lessee use, or suffer the Demised Premises to be used, for industrial or manufacturing purposes. In the event of any breach of this Section 3, Lessee agrees to defend, indemnify and hold Lessor harmless from and against any and all claims, damages, expense and liability incurred as a result, including, but not limited to, costs and attorneys' fees incurred by or on behalf of Lessor to (i) cure Lessee's breach of this Section 3, (ii) remediate the effects of Lessee's breach, or (iii) to bring Lessee into compliance with any and all federal, state and municipal orders, ordinances, laws, and regulations. The foregoing indemnity shall be deemed to survive the expiration of this Lease.

      4.    RENTAL

      The monthly Rent to be paid for the Demised Premises during the Lease Term, which Lessee hereby agrees to pay to Lessor in advance, and Lessor hereby agrees to accept, shall be the sum of Ten Thousand Four Hundred Ninety-One and sixty-seven/one hundredths Dollars ($10,491.67) per month, payable on the first day of each calendar month during the Lease Term commencing with the Commencement Date; provided that (i) for each of the first (1st) six (6) months of the Initial Term in which Lessee shall not utilize more than one-third (1/3) of the Demised Premises, Landlord agrees to abate the sum of Six Thousand Nine Hundred Ninety-Four and forty-five/one hundredths Dollars ($6,994.45), and (ii) for each of the next six (6) months of the Initial Term in which Lessee shall not utilize more than two-thirds (2/3) of the Demised Premises, Landlord agrees to abate the sum of Three Thousand Four Hundred Ninety-Seven and twenty-two/one hundredths Dollars ($3,497.22). Monthly rent payable under this Section 4 shall be hereinafter referred to as "Monthly Base Rent." Such Monthly Base Rent shall be subject to escalation as hereinafter provided. If the obligation of the Lessee to pay Rent hereunder begins on a day other than on the first day of a month, Rent from such date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30) of the Monthly Base Rent for each day payable in advance. The Lessee will pay Rent without demand, by check to the Lessor or to such other party or to such other address as Lessor may designate from time to time by written notice to Lessee, without demand and without deduction, set-off or counterclaim. If Lessor shall at any time or times accept said Rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of the Lessor's rights hereunder. The term "Rent" as used herein shall mean each installment of Monthly Base Rent payable hereunder, all additional Rent plus all other sums payable by Lessee to Lessor hereunder (including, but not limited to, late charges and interest).

      5. BASE MONTHLY RENTAL RATE ESCALATION, BASED UPON INCREASES IN REAL ESTATE TAXES, AND ANNUAL ESCALATION.

            A.    Definitions

                  1. Real Estate Taxes shall mean the aggregate amount of real estate taxes and assessments, general and special, ordinary and extraordinary, foreseeable or unforeseen, including assessments for public improvements and betterments, real estate taxes upon any "air rights", front foot benefit assessments, vault rents, sewer assessments, and special area taxes assessed, levied or imposed with respect to the Land and the improvements located on the Land in the manner in which such taxes and assessments are imposed, as of the Commencement Date provided, that if because of any change in the taxation of real estate or tax assessment (including, without limitation, any occupancy, gross receipts or rental tax) is imposed upon Lessor or the owner of the Land and/or Building, or upon or with respect to the Land and/or Building, or the occupancy, rents or income therefrom, in substitution for, or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. Real Estate Taxes shall not include any sales tax or excise tax imposed by any governmental authority upon the Rent payable by Lessee hereunder, and in the event that any sales tax or excise tax is imposed by any governmental authority on the Rent payable by Lessee hereunder, such sales tax or excise tax shall be paid by Lessee.

                  2. Monthly Base Rent shall mean the rate of Monthly Base Rent originally fixed in Section 4 of this Lease on the date of execution thereof, as such rate may be subsequently modified or supplemented in any way other than under the provisions of Sections 5B and 5C hereof.

                  3. Lease Term shall be deemed to mean the period beginning with the Commencement Date in accordance with Exhibit D and ending with the date of the expiration in accordance with Exhibit D or sooner termination of this Lease subject to the terms of this Lease.

                  4. Intentionally Omitted.

                  5. Base Year shall be the period January 1, 1996 to December 31, 1996.

                  6. Comparison Year shall mean any twelve month period after the Base Year which begins with the same first month as the Base Year.

                  7. Real Estate Tax Fiscal Year shall mean the period January 1 to December 31 (or such other period as hereafter may be duly adopted by the State of Virginia and/or Fairfax County, Virginia, as the fiscal year for real estate tax purposes; and wherever reference is hereinafter made to January 1, it shall mean, in the case of such other fiscal year, the first day thereof).

                  8. Base Tax Year shall mean the Real Estate Tax Fiscal Year commencing January 1, 1996 and ending December 31, 1996.

                  9. Base Real Estate Taxes shall mean the taxes payable for the Base Tax Year.

                  10. Lessee's Proportionate Percentage shall mean nine and ninety-four/one thousandths percent (9.094%) and shall represent the agreed percentage of the Building for purposes of computing Lessee's allocable share of any change in Real Estate Taxes provided hereunder.

      B.    Increases in Real Estate Taxes

      During the Lease Term, Lessee shall pay to Lessor, as additional Rent, Lessee's Proportionate Percentage of any increase during the Lease Term in Real Estate Taxes (exclusive of the Allocated Taxes, as hereinafter defined) levied on the Building and the Land on which the Building is situated over the Base Real Estate Taxes; provided that, Lessee shall pay one hundred percent (100%) of any increase in Real Estate Taxes levied on the Building and/or the Land on which the Building is situated, to the extent attributable to Lessee's occupancy of the Demised Premises, the equipment installed by Lessee within the Demised Premises, and/or the business conducted therein by Lessee or the income derived therefrom (the "Allocated Taxes"). Lessor shall submit to Lessee a Statement of such tax increase and Lessee shall pay to Lessor its aforesaid percentage share of such tax increase for the Real Estate Tax Fiscal Year of Fairfax County, Virginia (currently January 1 to December 31) for which such tax increase is effective and shall, commencing with the first monthly installment of Rent which is due during such Real Estate Tax Fiscal Year, pay to Lessor as additional monthly Rent, together with such monthly installment of Rent an amount equal to one-twelfth (1/12) of Lessee's aforesaid percentage share of such annual increase in Real Estate Taxes to be applied to Lessee's obligation thereafter accruing under this Section. If the expiration date of this Lease does not coincide with the last day of the Real Estate Tax Fiscal Year, the portion of the increase in Real Estate Taxes payable by Lessee hereunder for the Real Estate Tax Fiscal Year in which the expiration date occurs, shall be appropriately adjusted and pro-rated between the Lessor and Lessee, based upon the respective number of days in such Real Estate Fiscal Year prior to and after the expiration date.

      C.    Operating Costs

      Lessee shall be solely responsible for the payment of any and all costs, expenses and fees arising directly or indirectly from or out of, or in connection with, Lessee's occupancy of the Demised Premises, the equipment installed by Lessee within the Demised Premises, and/or the business conducted therein by Lessee (including, but not limited to, the cost of separately metering all utilities to the Demised Premises), when and as due. In the event any such costs, expenses and/or fees shall be incurred by or on behalf of Lessor, Lessee shall reimburse Lessor for the same upon demand. It is the intent of the parties hereto that the Rent payable under this Lease shall be an absolutely net return to the Lessor and that the Lessee shall pay all costs and expenses relating to the Demised Premises and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Demised Premises which is not expressly declared to be that of the Lessor shall be deemed to be an obligation of the Lessee to be performed by the Lessee at the Lessee's sole expense.

      D.    Base Rental Adjustment

      Commencing with the first anniversary of the Commencement Date and on each anniversary thereof throughout the term, Lessee's Monthly Base Rent shall be increased by three percent (3%) of the previous year's Monthly Base Rent. Lessee shall pay such increased Rent in monthly installments commencing with the Monthly Base Rent payment then due.

      E.    Personal Property Taxes

      Lessee shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Lessee's personal property installed or located in or on the Demised Premises, and that become payable during the term. On demand by Lessor, Lessee shall furnish Lessor with satisfactory evidence of these payments.

      If any taxes on Lessee's personal property are levied against Lessor or Lessor's property, or if the assessed value of the Building and other improvements in which the Demised Premises are located is increased by the inclusion of a value placed on Lessee's personal property, and if Lessor pays the taxes on any of these items or the taxes based on the increased assessment of these items, Lessee, on demand, shall immediately reimburse Lessor for the sum of the taxes levied against Lessor, or the proportion of the taxes resulting from the increase in Lessor's assessment. Lessor shall have the right to pay these taxes regardless of the validity of the levy.

      In the event that any sales tax or excise tax is imposed by any governmental authority on either the Rent payable by Lessee hereunder or on the services provided under the Lease hereunder, such sales tax or excise tax shall be paid by Lessee.

      6.    DEPOSIT

            Simultaneously with the execution of this Lease, Lessee shall deposit with Lessor the sum of Twenty Thousand Nine Hundred Eighty-Three and thirty-four/one hundredths Dollars ($20,983.34), as a security deposit for the performance by Lessee of the provisions of this Lease. Such deposit shall be considered as security for the payment and performance by Lessee of all Lessee's obligations, covenants, conditions and agreements under this Lease. In the event of any default by Lessee hereunder, Lessor shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure such default, in which event Lessee shall be obligated to promptly deposit with Lessor the amount necessary to restore the deposit to its original amount provided, however, such defaults and Lessee's liability under this Lease shall thereby be discharged only pro tanto and Lessee shall remain liable for any amounts that said Security Deposit shall be insufficient to pay. If Lessee is not in default at the expiration or termination of this Lease, Lessor shall return the security deposit to Lessee. Lessor shall not be required to pay Lessee interest on the security deposit. Notwithstanding the foregoing, in the event of the sale or transfer of Lessor's interest in the Demised Premises or this Lease, Lessor shall have the right to transfer the Security Deposit to the purchaser or transferee provided that the purchaser or transferee shall agree to hold the same in accordance with the terms hereof, in which event Lessee shall look only to the new landlord for the return of the Security Deposit and Lessor shall thereupon be released from all liability to Lessee for the return of such Security Deposit.

      7.    ASSIGNMENT AND SUBLETTING

            (a) Lessee shall not mortgage or encumber this Lease. Lessee shall not assign or transfer this Lease, or grant any license or concession hereunder, or sublet or permit the occupancy or use of the Demised Premises, or any part thereof (each of the foregoing herein referred to as a "Transfer", and any person or entity to whom a Transfer is made or proposed to be made being herein referred to as a "Transferee"), by any person or entity other than Lessee and its employees, or cause, permit or suffer any Transfer to occur by operation of law or otherwise, without obtaining the prior written consent of Lessor. In no event shall Lessee grant any partial assignment of Lessee's interest in this Lease. Lessee shall deliver not less than thirty (30) days prior written notice of any proposed Transfer, said notice to further specify the identity of the proposed Transferee, the terms of the proposed Transfer and such other information as Lessor may reasonably request. Any costs and expenses, including, but not limited to, attorney's fees (which shall include the cost of any time expended by Lessor's attorneys including in-house counsel) incurred by Lessor in connection with any proposed Transfer shall be borne by Lessee and shall be payable to Lessor as additional Rent.

            (b) Subject to the other provisions of this Section 7, and provided that (i) Lessee is not and has not been in default hereunder and (ii) Lessee will remain in possession of in excess of fifty percent (50%) of the Demised Premises, Lessor agrees that it will not unreasonably withhold or delay its consent to a proposed sublease or assignment; provided that, notwithstanding the foregoing, it shall be deemed reasonable for Lessor to withhold its consent to a proposed Transfer if Lessor determines that: (A) the proposed Transferee or its business is not of a type and quality suitable for a first-class office building, (B) the proposed Transferee is a governmental or quasi-governmental authority, a foreign government or international agency or other organization entitled to sovereign or other immunity, (C) the proposed assignment or sub-tenancy or the proposed assignee or subtenant would adversely affect the other tenants of the Building or would impose an additional, material burden upon Lessor in its operation of the Building, (D) the proposed Transfer would impair the reputation of the Building as a first-class office building, (E) the proposed Transferee has not been demonstrated to Lessor's satisfaction to have sufficient financial capability and stability to perform its obligations under this Lease and under such proposed assignment or sublease (as the case may be),
(F) the proposed Transfer would result in more than one (1) sublease being in effect, (G) the Lease has previously been Transferred, (H) the proposed Transferee is proposing to engage in a use which (i) is not permitted pursuant to Section 3 hereof, (ii) is not permitted pursuant to applicable law to be conducted by the proposed Transferee or within the Demised Premises (or such lesser portion as is being sublet) or both, (iii) will violate any covenant, condition, restriction or other matter of record affecting title to the Building, or any other agreement, judgment or law by which Lessor or the Building is bound, or (iv) will violate any "exclusive use" or other restrictive covenant of any other lease of any portion of the Building, (I) the proposed Transferee is proposing to manufacture, use, store or dispose of Hazardous Materials in, on or upon the Demised Premises (or such lesser portion as is being sublet), (J) the rent to be paid in connection with such Transfer is less than the comparable rents then being charged for similar space in the Building, or (K) Lessor's lender shall refuse to grant its consent to such Transfer (if required). Notwithstanding anything herein contained, Lessee shall have no right to make any Transfer to any person or entity with whom Lessor is negotiating to lease space in the Building, or to any existing tenant or other occupant of the Building.

            (c) The consent by Lessor to any Transfer shall not be construed as a waiver or release of Lessee from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of Rent from any Transferee constitute a waiver or release of Lessee of any covenant or obligation contained in this Lease, nor shall any such Transfer be construed to relieve Lessee from giving Lessor said thirty (30) days notice or from obtaining the consent in writing of Lessor to any further Transfer. Lessee hereby assigns to Lessor the rent due from any Transferee and hereby authorizes each such Transferee to pay said rent directly to Lessor; provided that so long as Lessee is not in default hereunder, Lessee shall be authorized to collect the rent from each such Transferee. Any costs and expenses, including, but not limited to, reasonable attorney's fees (which shall include the cost of any time expended by Lessor's attorneys including in-house counsel) incurred by Lessor in connection with any proposed or purported Transfer shall be borne by Lessee and shall be payable to Lessor as additional Rent.

            (d) Without conferring any rights upon Lessee not otherwise provided in this Section 7, in the event of a Transfer fifty percent (50%) of the excess of any monthly base rent or other payment or consideration accruing to the Lessee as a result of such Transfer (including, but not limited to, any lump sum or periodic payment in any manner relating to such Transfer) above the Monthly Base Rent payable by Lessee with respect to that portion of the Demised Premises, shall, after deduction of Lessee's reasonable out-of-pocket costs for brokerage commissions and tenant improvements paid by Lessee in connection with such Transfer (such costs to be amortized on a straight-line basis over the term of any sublease), be paid by Lessee to Lessor within ten (10) days following receipt thereof by Lessee, as additional Rent.

            (e) If Lessee is a corporation, then the sale, issuance or transfer of any voting capital stock of Lessee or of any corporate entity which directly or indirectly controls Lessee (unless Lessee is a corporation whose stock is traded on the New York Stock Exchange or the American Stock Exchange or a recognized national "over-the-counter" exchange) which shall result in a change in the voting control of Lessee or the corporate entity which controls Lessee shall be deemed to be an assignment of this Lease within the meaning of this
Section 7; provided that, so long as Tenant is not in default hereunder, neither
(i) the issuance of voting stock of Lessee through an initial public offering on a nationally-recognized exchanged, or (ii) the issuance of voting stock of Lessee to raise venture capital for Lessee's business, which does not result in a change in the managerial control of Lessee, shall be deemed to be an assignment of this Lease within the meaning of this Section 7. If Lessee is a partnership or an unincorporated association, then the sale, issuance or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Lessee, or the transfer of any portion or all of any general partnership or managing partnership interest, shall be deemed to be an assignment of this Lease within the meaning of this Section 7. Any attempted or purported Transfer in violation of the foregoing, whether voluntary or involuntary or by operation of law or otherwise, shall be null and void and shall not confer any rights upon any purported Transferee, and shall, at Lessor's option, terminate this Lease without relieving Lessee of any of its obligations hereunder for the balance of the stated Term.

            (f) Notwithstanding anything herein contained to the contrary, the co-location of customer equipment in the Demised Premises in the ordinary course of Lessee's business shall not be deemed to be an assignment or subletting. However, Lessee shall be solely responsible for all risk of loss or damage to any such equipment, and shall be solely responsible for any and all loss or damage occasioned by the installation, operation, repair, maintenance and/or removal of such equipment.

      8.    MAINTENANCE BY LESSEE

      Lessee, subject to Sections 9, 10, and 20, at its cost shall keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Commencement Date, ordinary wear and tear and damage by the elements, fire and other casualty not due to the intentional or negligent acts or omissions of Lessee or Lessee's agents, employees, contractors, licensees or invitees (collectively, "Lessee's Agents") excepted; and upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Demised Premises. It is hereby understood and acknowledged by the parties hereto that, except as expressly set forth in the Lease, Lessor is leasing the Demised Premises to Lessee in "as is" condition with all faults, and that Lessor has made no representations respecting the condition or suitability of the Demised Premises or the Property not expressly contained herein. Except as expressly set forth herein, Lessor shall have no liability to Lessee or any of Lessee's Agents arising from the condition of the Property or the Demised Premises, and Lessee shall defend, indemnify and hold Lessor harmless from and against any claims, causes of action, damages and liability arising from the condition of the Demised Premises or, to the extent caused by Lessee or Lessee's Agents, the Property (exclusive of the Demised Premises). The foregoing indemnity shall be deemed to survive the expiration of this Lease.

      9.    ALTERATIONS

            (a) Lessee will not make or permit any alterations, decorations, additions or improvements, structural or otherwise, in or to the Demised Premises or the Building, without the prior written consent of Lessor, which consent may be conditioned, inter alia, upon Lessee's agreement to remove the same and restore the Demised Premises to its condition prior to the making of such alterations, at Lessee's sole cost and expense, upon the expiration or sooner termination of this Lease.

            (b) If any mechanic's lien is filed against the Demised Premises, or the real property of which the Demised Premises are a part, for work claimed to have been done for, or materials claimed to have been furnished to, Lessee, such mechanic's lien shall be discharged by Lessee within ten (10) days thereafter, at Lessee's sole cost and expense, by the payment thereof or by filing any bond required by law. Lessee shall promptly inform Lessor upon receipt, by Lessee, of any notice of the filing of any such mechanics lien(s). If Lessee shall fail to discharge any such mechanic's lien, Lessor may, at its option and without inquiring into the validity thereof discharge the same and treat the cost thereof as additional Rent payable with the monthly installment of Rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Lessor shall not be deemed to waive, or release, the default of Lessee in not discharging the same. Lessee hereby covenants and agrees to defend, indemnify and hold Lessor, the Demised Premises and the property upon which the Demised Premises is constructed, harmless from and against any and all claims, damages, cost, expense, liability, liens and other detriment which they may suffer or which may arise by reason of the making of any such alterations, decorations, additions or improvements. If any such alteration, decoration, addition or improvement is made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in the performance of this work. All alterations, decorations, additions or improvements in or to the Demised Premises made by either party shall immediately become the property of Lessor and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the Lease Term without disturbance, molestation or injury; provided, however, that Lessee shall have the right to remove, prior to the expiration or termination of the Lease Term, movable furniture, furnishings or equipment installed in the Demised Premises at the expense of Lessee, so long as at all times the fair market value of the personal property of Lessee remaining upon the Demised Premises shall equal not less than one hundred fifty percent (150%) of the value of the remaining rental obligations of Lessee hereunder, and if such property of Lessee is not removed by Lessee prior to the expiration or termination of this Lease the same shall become the property of Lessor and shall be surrendered with the Demised Premises as a part thereof. In the event of a termination or expiration of this Lease, Lessor agrees to permit customers who have co-located equipment in the Demised Premises to recover the same, provided that (i) Lessee shall authorize Lessor in writing to deliver such equipment to the owners thereof (which writing shall specify the equipment to be returned and the owner(s) to whom each piece of equipment shall be delivered), (ii) each customer who seeks to recover their co-located equipment shall retrieve the same not more than twenty (20) days after this Lease shall be terminated or shall expire (whether or not notice of such termination or expiration shall be delivered by Lessor to any such customer, Lessee hereby assuming all responsibility for such notification to its customers), and (iii) Lessee and each such customer shall defend, indemnify and hold Lessor harmless from and against any and all claims, costs, damages, expenses, fees, liabilities, losses or suits arising from or out of, or in connection with, such recovery (including, but not limited to, any damage occasioned to the Demised Premises or the Building arising from or out of, or in connection with, the installation, operation or removal of their respective equipment). Should the Lessor elect that alterations, decorations, additions or improvements upon the Demised Premises be removed, upon termination of this Lease or upon termination of any renewal period hereof, Lessee hereby agrees to cause same to be removed at Lessee's sole cost and expense and should Lessee fail to remove the same, then and in such event, the Lessor shall cause same to be removed at the

Lessee's expense and the Lessee hereby agrees to reimburse the Lessor for the cost of such removal together with any and all damages which the Lessor may suffer and sustain by reason of the failure of Lessee to remove the same.

      10.   TENANT WORK

            (a) (i) Promptly following the execution hereof, Lessee shall deliver to Lessor, for Lessor's approval, Lessee's requirements for the improvement of the Demised Premises, including, but not limited to, the size, location and special mechanical, electrical and/or plumbing attributes or requirements of Lessee's furniture and equipment, the location and specification of telephone and other communications outlets, the location and specification of electrical load and outlet requirements, especially those required to accommodate items such as computers and 220 volt equipment, the location of heat-producing machines, and specification of heat output (BTU/hour) and required operating conditions (maximum/minimum temperature, hours of operation) for such equipment. Lessor hereby acknowledges that, subject to receipt of all applicable governmental approvals, and subject to Lessor's review and approval of the plans and specifications therefor, the Tenant's Work (as herein defined) may include the installation of an FM200 system, a pre-action sprinkler system, one or more stand-alone supplemental heating, ventilation and air conditioning units, and a generator umbilical feed to an above-grade location on the exterior of the fire stairway in the northeast corner of the Property. Based on those requirements which are approved by Lessor (which approval shall not be unreasonably withheld, except with regard to requirements which will or may require changes, improvements or modifications to the structure of, or the systems serving, the Building or any part thereof, and with regard to requirements which may adversely affect the operation of the Building or other occupants of the Building, the approval of which may be withheld in Lessor's sole discretion), Lessee shall cause Lessor's architect and engineer to prepare, at Lessee's expense, construction drawings and specifications for the improvements to the Demised Premises which are consistent with the Lessor's approval, and to deliver the same to Lessor for Lessor's approval. Lessee shall thereafter cause Lessor's architect and engineer to make such revisions as are required to incorporate the changes required by Lessor. Lessor shall have final approval regarding such construction drawings and specifications.

            (ii) Following preparation of the final, approved construction drawings and specifications, Lessor shall cause its general contractor to obtain competitive bids from subcontractors for each trade forming a portion of the leasehold improvements shown on the final construction drawings and specifications prepared by Lessor's architect and engineer (the "Tenant's Work"). Upon receipt of such competitive bids, Lessor shall provide to Lessee a written estimate of the cost to perform the Tenant's Work (based on the lowest responsible and responsive bids for the trades so bid, the costs of supervision, dumpster charges, and interim and final cleaning costs, and a mark-up on all such costs and charges of ten percent (10%) for Lessor's overhead and ten percent (10%) for Lessor's profit). Lessee shall have three (3) business days after receipt of such written estimate within which to review the same and to submit to Lessor in writing any requests for value engineering changes. Lessor's agreement to such value engineering changes shall not be unreasonably withheld, so long as (A) the same do not represent a material variation from the final, approved construction drawings and specifications, and (B) Lessee shall agree in writing to pay any and all costs attributable to such changes (including, but not limited to, any delays associated therewith). Following Lessee's approval of the pricing for the Tenant's Work, Lessor shall, on Lessee's behalf and at Lessee's expense, obtain in Lessee's name a building permit for, and direct Gosnell Development, Inc. to perform in the Demised Premises, the Tenant's Work. The Tenant's Work shall be performed in accordance with the final construction drawings and specifications, utilizing Building standard materials except as otherwise specified in the plans and specifications for the Tenant's Work. In no event shall the Tenant's Work include any work to the Demised Premises not set forth in the final construction drawings and specifications as approved by Lessor.

            (b) All costs associated with the design, permitting, planning and construction of the Tenant's Work shall be borne by Lessee. Lessee shall pay to Lessor (which amount shall be deemed additional Rent for purposes of Lessor's remedies under this Lease), the cost of the Tenant's Work as follows:

                  (i) prior to the commencement of the Tenant's Work, Lessee shall pay to Lessor the sum equal to twenty percent (20%) of Lessor's estimate of the cost of the Tenant's Work; and

                  (ii) following commencement of the Tenant's Work, Lessor shall submit invoices to Lessee on or before the twenty-fifth (25th) of each month for the unpaid costs incurred by Lessor for the portion of the Tenant's Work theretofore completed or, in the case of special orders, ordered. Lessee shall pay to Lessor the amount of each such invoice not later than the fifth (5th) day of the following month.

            (c) Following completion of the Tenant's Work, Lessee may undertake to have extra tenant work performed at its own expense, provided, that (i) the design of all such work and installations shall be subject to the prior written approval of Lessor and Lessor's architect or supervising engineer (which approval may be withheld or conditioned in Lessor's sole discretion), (ii) no work may be commenced until the written approval of Lessor is obtained, (iii) all work must be performed in accordance with tenant work procedures promulgated by Lessor, (iv) Lessee shall have no right to make any structural modifications,
(v) Lessee will obtain a building permit for said work and will deliver one set of approved plans as well as final inspection stickers and non-residential use permit to Lessor, and (vi) all work must be performed by a contractor approved by Lessor. In addition, (i) Lessee's contractor, if other than Lessor, Lessor's Contractor or a third party contractor approved by Lessor (in Lessor's sole discretion) to proceed without a bond, is to be bonded if the total cost of the proposed improvements exceeds $10,000.00; (ii) Lessee shall comply with all such other reasonable restrictions and conditions as Lessor may impose; (iii) Lessee shall discharge all mechanics' liens in accordance with Section 9(b); (iv) Lessee will defend, indemnify and hold Lessor and Lessor's Property harmless from and against all damage and liability arising from the making of any such tenant improvements; (v) Lessee shall deliver to Lessor a certificate of insurance evidencing such insurance coverage as Lessor may require in connection with the performance of such work and naming Lessor (and, at Lessor's option, Lessor's mortgagee) as an additional insured; and (vi) Lessee shall provide Lessor with waivers and releases of liens with respect to such improvements as each payment for such work is made.

      11.   SIGNS, SAFES & FURNISHINGS

      No signs, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, except on the directories and the doors of offices, and then only in such place, number, size, material color and style as is approved by Lessor, and if any such sign, advertisement or notice is exhibited, Lessor shall have the right to remove the same and Lessee shall be liable for any and all expenses incurred by Lessor by said removal, Lessee hereby agreeing to reimburse Lessor upon demand for all such expenses incurred by Lessor. Any such permitted use, including directories and name plates, shall be at the sole expense and cost of the Lessee. Lessor shall have the right to prohibit any advertisement of Lessee which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office Building, and, upon written notice from Lessor, Lessee shall immediately refrain from and discontinue any such advertisement Lessor shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures. Any and all damages or injury to the Demised Premises or the Building caused by moving the property of Lessee into, or out of the Demised Premises, or due to the same being on the Demised Premises, shall be repaired by, and at the sole cost of, Lessee. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Lessor. All moving of furniture, equipment and other material within the public areas shall be subject to such conditions and restrictions as may be imposed by Lessor, who shall, however, not be responsible for any damage to or charges for moving the same. Lessee agrees promptly to remove from the sidewalks adjacent to the Building any of the Lessee's furniture, equipment or other material there delivered or deposited.

      12.   ENTRY FOR REPAIRS AND INSPECTIONS

      Lessor hereby reserves the right, for itself and its agents, officers, employees and contractors, to have access to the Demised Premises at all reasonable times to examine, inspect, and protect the same and to prevent damage or injury to the same; to make such alterations and repairs to the Demised Premises, the Building or other premises as the Lessor may deem necessary; to exhibit the same to potential or actual mortgagees or purchasers of said Building; and during the last six (6) months of the Lease Term, to exhibit the same to prospective tenants. No such access by Lessor or those claiming by or through Lessor shall constitute a constructive eviction or a basis for an abatement of Rent, nor shall Lessee be entitled to any compensation on account thereof. Lessor shall exercise reasonable efforts to give Lessee prior notice of such access, and, when making such access, to minimize the interference with Lessee's business operations; provided, however, the foregoing shall not be construed to require Lessor to limit such access to non-business hours or to limit the number of persons permitted access to the Demised Premises hereunder.

      13.   INSURANCE RATING

      Lessee will not conduct or permit to be conducted any activity, or place any equipment in or about the Demised Premises, which will, in any way, increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Lessee shall be liable for such increase as additional Rent and upon notification thereof by Lessor shall reimburse Lessor therefore.

      14.   LESSEE'S EQUIPMENT

      Lessor acknowledges that Lessee shall have the right, subject to the terms hereof, to install and operate telecommunications switching and routing equipment, Internet and personal computers and servers, and related peripheral equipment in the Demised Premises. Prior to Lessee installing in the Demised Premises any electrically operated equipment or other machinery, Lessee shall notify Lessor of the equipment to be installed and shall provide Lessor for Lessor's approval detailed drawings of any required modifications to the electrical system serving the Demised Premises or the structure of the Building necessitated by such installation (such approval not to be unreasonably withheld). Business machines and mechanical equipment belonging to Lessee which cause interference, radiation, noise, vibration or other external effects that may be transmitted to the structure of the Building or to any space in the Building, or any equipment operated therein, shall be installed and maintained by Lessee, at Lessee's expense, utilizing such shielding, sound attenuation, vibration eliminators or other devices sufficient to eliminate such interference, radiation, noise, vibration and other effects.

      15.   INDEMNITY

      Lessee will defend, indemnify and hold harmless Lessor from and against any loss, damage or liability (including attorneys fees) occasioned by or resulting directly or indirectly from (i) the business conducted by Lessee in, on or about the Demised Premises, and/or (ii) any default hereunder or any willful or negligent act or omission on the part of Lessee or Lessee's Agents or persons permitted in the Building or on the Demised Premises by Lessee.

      16.   SERVICES AND UTILITIES

      Lessor shall have no obligation to furnish any service or utilities to the Demised Premises. Lessee shall be solely responsible for furnishing to the Demised Premises any and all services and utilities desired by Lessee, including, but not limited to, electricity and water; provided that, Lessee shall have the right, at Lessee's sole expense and subject to the availability of capacity and the provisions hereof, to tap Lessor's water and electrical supply lines and to tie into the Building fire annunciator panel, Lessee hereby acknowledging that the plans and specifications for such connections shall be subject, inter alia, to Lessor's prior written approval. Lessee shall, at Lessee's sole expense, cause all such utilities to be separately metered or sub-metered on a demand and consumption basis to the Demised Premises and shall pay all charges therefor directly to the provider thereof (or, if sub-metered, to reimburse Lessor for the same upon demand). Lessor agrees to permit Lessee to utilize Lessor's dumpster, provided that Lessee reimburses Lessor upon demand for any additional costs incurred by Lessor in order to accommodate Lessee's use of such dumpster (including, but not limited to, costs of increasing the capacity of Lessor's dumpster or the frequency of trash collection).

Failure of any such services, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of Rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the Building equipment or machinery break down, or for any cause cease to function properly, Lessor shall, upon receipt of notice from Lessee of the need therefore, use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of Rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Subject to the terms hereof, regular maintenance and repairs, and circumstances and events beyond the reasonable control of Lessor, Lessee and Lessee's employees shall have access to the Building and the Demised Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

      17.   RESPONSIBILITY FOR CERTAIN DAMAGE AND BREAKAGE

      All breakage, damage and injury to the Demised Premises, and all breakage, damage and injury to the Building of which the Demised Premises are a part caused by or attributable to Lessee or Lessee's Agents, shall be repaired promptly by the Lessee, at the expense of the Lessee. In the event that the Lessee shall fail so to do, then the Lessor shall have the right to make necessary repairs, alterations and replacements, structural, non-structural, or otherwise, and any charge or cost so incurred by the Lessor shall be paid by the Lessee with the right on the part of the Lessor to elect in its discretion to regard the same as additional Rent, in which event such cost or charge shall become additional Rent payable with the installment of Monthly Base Rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to the Lessor and not in limitation of any other rights and remedies which the Lessor has or may have in said circumstances. The exercising of Lessor's right to cure will not excuse the failure of Lessee to perform its obligations hereunder.

      In the event of any water leakage into the Demised Premises which is caused by burst pipes or other breakage of Building systems and is not caused by or reasonably attributable to the acts or omissions of Lessee or Lessee's Agents, Lessor agrees to use commercially reasonable efforts to promptly repair the source of such leak, but Lessor shall have no obligation to provide a membrane or other waterproof barrier on the B-1 level of the Building above the Demised Premises to act as a roof, or to otherwise alter, improve, modify or retrofit the Building. Lessor agrees to permit Lessee to caulk or install other waterproofing above the Demised Premises on the B-1 level of the Building, at Lessee's sole expense and subject to Lessor's approval of Lessee's plans and specifications therefor and the other terms and provisions hereof.

      18.   BANKRUPTCY

            (a) If at any time during the Lease Term, a petition shall be filed, either by or against the Lessee, in any Court or pursuant to any Federal, State, or Municipal statute whether in bankruptcy, insolvency, for the appointment of a receiver of the Lessee's property or because of any general assignment made by the Lessee of the Lessee's property for the benefit of the Lessee's creditors, then immediately upon the happening of any such event, and without any entry or other act by the Lessor, this Lease, at Lessor's option, shall cease and come to an end with the same force and effect as if the date of the happening of any such event were the date herein fixed for the expiration of the Lease Term. It is further stipulated and agreed that, in the event of the termination of the Lease Term by the happening of any such event, the Lessor shall forthwith, upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease, an amount equal to the difference between the then cash value of the Rent reserved hereunder for the unexpired portion of the term and the then cash rental value of the Demised Premises for such unexpired portion of the Lease Term hereby demised, unless the statute which governs or shall govern the proceeding in which such damages are to be proved limits or shall limit the amount of such claim capable of being so proved, in which case the Lessor shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under any such statute. The provisions of this Section of this Lease shall be without prejudice to the Lessor's right to prove in full damages for Rent accrued prior to the termination of this Lease, but not paid. This provision of this Lease shall be without prejudice to any rights given to the Lessor by any pertinent statute to prove any amounts allowed thereby.

            (b) In making any such computation, the then cash rental value of the Demised Premises shall be deemed prima-facie to be the present cash value (utilizing a 6% discount rate) of rental realized upon any re-letting, if such re-letting can be accomplished by the Lessor within a reasonable time after such termination of this Lease, and the then present cash value of the future Rents hereunder reserved to the Lessor for the unexpired portion of the term hereby demised shall be deemed to be such sum, if invested at six per cent (6%) simple interest, as will produce the future Rent over the period of time in question.

      19.   LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON

      All personal property of the Lessee, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers in and on said Demised Premises, shall be and remain at their sole risk, and Lessor shall not be liable to them for any damage to, or loss of such personal property arising from any act of negligence of any other persons nor from the leaking of the roof, or from the bursting, leaking or overflowing of (water, sewer or steam pipes, or from heating or plumbing fixtures, or from electrical wires or fixtures, or from air-conditioning failure, or from any other cause whatsoever, nor (to the extent permitted by applicable law) shall the Lessor be liable for any personal or bodily injury to the Lessee, its employee, agents, business invitees, licensees, contractors, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises or Building (except to the extent arising directly from the gross negligence or willful misconduct of Lessor), the Lessee especially agreeing to defend, indemnify and save the Lessor harmless in all such cases from and against any loss, damage, or liability (including attorney's fees) arising from the use, occupancy or condition of the Demised Premises, or, to the extent attributable to the acts or omissions of Lessee or Lessee's Agents, the Property (exclusive of the Demised Premises). Lessee further acknowledges and agrees that, notwithstanding any provision of this Lease to the contrary, in no event shall the Lessor be liable for any interruption or loss to Lessee's business arising from any act or cause whatsoever (whether or not Lessor has been negligent in any regard).

      20.   DAMAGE TO THE DEMISED PREMISES

      If the Demised Premises shall be damaged by fire or other cause without the fault or neglect of Lessee, Lessor shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company) repair such damage (but excluding Lessee's furniture, fixtures, furnishings, equipment, improvements and/or alterations) at the expense of the Lessor, and the Monthly Base Rent shall be reduced in proportion to the extent the Demised Premises are rendered untenantable, until such repairs are completed, provided, however, that if the Building is damaged by fire or other cause to such extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, and further provided that Lessor terminates the lease(s) of any other premises which are damaged by the same fire or cause to the extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Lessor shall have the option of terminating this Lease by giving written notice to Lessee of such decision and the Lease Term shall terminate on the day such notice is given. Notwithstanding the foregoing, in the event the Building shall be damaged or destroyed by fire or other casualty during the last twelve (12) months of the Lease Term, Lessor shall have no obligation to rebuild the Demised Premises, and upon giving Lessee notice of Lessor's election not to rebuild the Demised Premises, this Lease shall cease and determine as fully as if the date of such notice were the scheduled termination date of this Lease. No compensation or claim or reduction of Rent will be allowed or paid Lessor by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Building however the necessity may occur.

         21.      DEFAULT OF LESSEE

      (a) The occurrence of any of the following shall be deemed an "event of default":

            (i) the failure to pay any monthly installment of Monthly Base Rent or any other Rent as reserved hereunder when and as the same are due, although no legal or formal demand shall have been made therefor;

            (ii) the violation or failure to perform any of the other conditions, covenants or agreements herein made or imposed upon Lessee, which violation or failure shall continue for a period of ten (10) days after written notice thereof to Lessee from Lessor; provided that, except as otherwise set forth herein, for any default which cannot reasonably be cured within said ten
(10) day period, the cure period therefor shall be extended for such time as is reasonably necessary to effect a cure of such default (but in no event beyond sixty (60) days after delivery of notice of such default with regard to any intentional or willful default by Lessee hereunder), on the conditions that Lessee immediately commences and diligently pursues such cure to completion, and that, promptly upon determining that the aforesaid ten (10) day cure period is inadequate, Lessee shall deliver notice to Lessor of the steps being taken to cure such default and the amount of time reasonably estimated by Lessee to effect such cure. Notwithstanding anything herein contained, the occurrence of any violation of the conditions, covenants, duties and/or obligations of Tenant herein contained, or any failure or neglect by Tenant to observe or perform any of said conditions, covenants duties or obligations, which (A) by its nature cannot be cured (or cannot be cured within the aforesaid sixty (60) day period), (B) constitutes a hazard to the health and/or safety of any occupant of the Property, (C) has caused the insurer of any policy of insurance on the Property to issue a notice of cancellation of such policy, (D) subjects Landlord to the risk of civil or criminal liability, fine, penalty or prosecution, or (E) is defined as an event of default hereby without notice or cure period, then the occurrence of such violation, failure or neglect shall, without demand or notice or cure period, be deemed an event of default;

            (iii) if Lessee becomes "insolvent," as defined in Title 11 of the United States Code, entitled "Bankruptcy," 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States of America ("Insolvency Laws");

            (iv) if a receiver or custodian is appointed for any or all of Lessee's property or assets, or if there is instituted a foreclosure action on any of Lessee's property;

            (v) if Lessee files a voluntary petition under the Bankruptcy Code or any Insolvency Laws;

            (vi) there is filed an involuntary petition against Lessee as the subject debtor under Bankruptcy Code or any Insolvency Laws, which such petition is not dismissed within thirty (30) days of filing or results in issuance of an order for relief against the Lessee as debtor;

            (vii) if Lessee makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or

            (viii) the Demised Premises being abandoned (i.e., Lessee has departed the Demised Premises without intention of returning) or vacant (i.e., Lessee no longer has equipment in the Demised Premises), and remaining so for five (5) or more days, or the Demised Premises being deserted or deserted (i.e., no personnel of Lessee have visited the Demised Premises for more than 45 consecutive days).

      (b) Upon the occurrence of any event of default, this Lease shall, at the option of Lessor, cease and terminate and shall operate as a notice to quit, ANY NOTICE TO QUIT OR OF LESSOR'S INTENTION TO RE-ENTER BEING HEREBY EXPRESSLY WAIVED, and Lessor may proceed to recover possession under and by virtue of the provisions of the laws of the State of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Lessor elects to terminate this Lease, everything herein contained on the part of Lessor to be done and performed shall cease without prejudice, however, to the right of Lessor to recover from Lessee all Rent accrued up to the time of termination or recovery of possession by Lessor, whichever is later. Upon the occurrence of an event of default as aforesaid, at Lessor's option (either with or without terminating this Lease), the Demised Premises may be relet by Lessor for such Rent and upon such terms as Lessor, in Lessor's sole discretion, shall deem appropriate under the circumstances, and, if the full Rent hereinabove provided shall not be realized by Lessor, Lessee shall be liable for all damages sustained by Lessor, including, without limitation, deficiency in Rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Demised Premises in first class rentable condition. Any damage or loss of Rent sustained by Lessor may be recovered by Lessor at Lessor's option, at the time of the re-letting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive re-lettings, or, at Lessor's option, may be deferred until the expiration of the Lease Term, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term. If Lessor should commence any summary proceeding for non-payment of Rent by Lessee or to recover possession of the Demised Premises, Lessee shall not interpose any counterclaim of any nature or description in any such proceeding. Upon the occurrence (or continued existence) of any monetary event of default in two or more months, or any material non-monetary default hereunder (which term shall include, but not be limited to, each of the events of default described in the last sentence of the preceding Section 21(a)(ii)), provided this Lease shall not be terminated, Lessor shall, in addition, have the option to require Lessee to deposit with Lessor an additional Security Deposit in an amount not to exceed six (6) months' Monthly Base Rent. The provisions contained in this Section shall be in addition to and shall not prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired Lease Term. In the event that Lessee continues to occupy the Demised Premises after the expiration of the Lease Term, with the express or implied consent of Lessor, such tenancy shall be from month to month and shall not be a renewal of the term of this Lease or a tenancy from year to year. All rights and remedies of Lessor under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Lessor under applicable law.

      22.   WAIVER

      If under the provisions hereof Lessor shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Lessor's rights hereunder. No waiver by Lessor of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Lessor, and acceptance by Lessor of keys from Lessee, shall be considered an acceptance of a surrender of the Lease.

      23.   SUBORDINATION

      This Lease is and shall automatically be subject and subordinate to the lien of any and all mortgages (which term "mortgage" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises form a part, or Lessor's interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any requisite or appropriate certificate or other document required by Lessor's lender on the Property, provided that such document does not increase the payments due under the Lease or materially diminish the rights of Lessee or obligations of Lessor hereunder. Lessee hereby constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or certificates for or on behalf of Lessee which Lessee fails to execute and deliver to Lessor within five (5) days after Lessor's written request therefor. Notwithstanding anything to the contrary set forth above, any beneficiary under any mortgage shall have the right, at its election (which election may be exercised unilaterally by said beneficiary executing and filing a notice thereof for record with the Clerk of the Circuit Court of Fairfax County, Virginia, at any time prior to said beneficiary commencing foreclosure proceedings pursuant to such mortgage) to subordinate the lien of such mortgage to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such mortgage to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such mortgage shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof recorded prior to the execution, delivery and recording of the mortgage. Lessee agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Lessee shall, if requested to do so by the purchaser at foreclosure, attorn to the purchaser at such foreclosure sale and to recognize such purchaser as the Lessor under this Lease, and Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Any mortgagee, purchaser at foreclosure, or assignee of Lessor who requests such attornment shall not (a) be bound by any prepayment of Rent for more than one (1) month in advance (Lessee hereby acknowledging and agreeing that Lessee shall have no right to, and shall not, prepay Rent more than one month in advance of its due date, and that Rent shall be payable after any such foreclosure, purchase, or assignment, in case of a requested attornment as aforesaid, in accordance with the provisions of this Lease as if such prepayment of Rent for more than one (1) month in advance had not been made), nor (b) to be bound by any amendment to this Lease which was not approved by such mortgagee prior to the foreclosure or assignment, nor (c) be subject to any defense which Lessee might assert against Lessor, nor (d) be liable for any defaults (including defaults of a continuing nature) by any prior landlord, including the Lessor, or for the return of any security deposit except to the extent the mortgagee or such purchaser actually received the same, in cash or in kind, and such security deposit has been segregated and identified as such by Lessor in the ordinary course of business.

      24.   CONDEMNATION

      If the whole or a substantial part of the Demised Premises shall be taken or condemned (the terms "taken" and "condemned" as used herein being deemed to include any deed given in lieu of or under threat of taking or condemnation) by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, then the Lease Term shall cease and terminate as of the date when title vests in such condemning authority, and Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired portion of the Lease Term; provided that, subject to the foregoing, Lessee shall be entitled to institute a separate action against the condemning authority to recover such damages as Lessee may be entitled pursuant to the Uniform Relocation Assistance and Real Property Acquisition Policies Act of, 1970, 42 U.S.C. Sections 4601 et. seq., upon the condition that such damages do not diminish the amount of the award to which Lessor is otherwise entitled. The Monthly Base Rent, however, shall be abated on the date when such title vests in such condemning authority. If less than a substantial part of the Demised Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, the Monthly Base Rent shall be equitably adjusted on the date when title vests in such condemning authority and the Lease shall otherwise continue in full force and effect. For purpose of the Article, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are untenantable by Lessee.

      25.   RULES AND REGULATIONS

      Lessee shall, and shall cause Lessee's Agents to, abide by and observe the rules and regulations attached hereto as Exhibit C. Lessee and Lessee's Agents shall abide by and observe such other rules or regulations as may be promulgated from time to time by Lessor for the operation and maintenance of the Building provided that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease and a copy thereof is sent to Lessee. Nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other Lease as against any other tenant, and Lessor shall not be liable to Lessee for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. Lessor hereby agrees not to enforce the rules and regulations against Lessee in a discriminatory manner.

      26.   RIGHT OF LESSOR TO CURE LESSEE'S DEFAULT

      If Lessee defaults in the making of any payment or in the doing of any act herein required to be made or done by Lessee, then Lessor may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof if made or done by Lessor, with interest thereon at the rate of twelve percent (12%) per annum from the date paid by Lessor, shall be paid by Lessee to Lessor and shall constitute additional Rent hereunder due and payable with the next monthly installment of Monthly Base Rent; but the making of such payment or the doing of such act by Lessor shall not operate to cure such default or to estop Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled. Any installment of Rent which is not paid by Lessee within ten (10) days after the same becomes due and payable shall bear interest at the rate of twelve percent (12%) per annum from the date such installment became due and payable to the date of payment thereof by Lessee, plus a late charge of 10% of the Rent payments not received by Lessor by the 10th of the month due, and such interest and late charge shall constitute additional Rent hereunder due and payable with the next monthly installment of Rent. The imposition of late charges or interest will not be deemed to excuse the untimely payment of Rent.

      27.   NO PARTNERSHIP

      Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor and Lessee.

      28.   NO REPRESENTATIONS BY LESSOR

      Neither Lessor nor any agent or employee of Lessor has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, an no rights, privileges, easements or licenses are granted to Lessee except as herein set forth. The Lessee, by taking possession of the Demised Premises, shall accept the same "as is" and such taking of possession shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession, as provided for in Exhibit D.

      29.   BROKERS

      Lessor and Lessee each represent and warrant one to another that except for Kimball Small Properties ("Kimball"), neither of them has employed any broker in carrying on the negotiations relating to this Lease. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor; provided that, Lessor shall pay to Kimball a cooperating broker commission pursuant to a separate agreement.

      30.   WAIVER OF JURY TRIAL

      Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee hereunder, Lessee's use or occupancy of the Demised Premises, and/or claim of injury or damage.

      31.   NOTICES

      All notices or other communications hereunder shall be in writing and shall be deemed duly given when (a) if delivered in person or via nationally-recognized overnight courier service (or attempted delivery of the same if refused) as evidenced in writing, or (b) deposited in the U.S. mails by certified or registered mail, return receipt requested, addressed first-class, postage prepaid, (i) if to Lessor, attention: Barry R. Gosnell, Gosnell Properties, Inc., 8130 Boone Boulevard, Vienna, Virginia 22182, and (ii) if to Lessee, AboveNet Communications, Attention: Mr. Steve Belomy, at 50 W. San Fernando Street, Suite 1010, San Jose, California 95113, unless notice of a change of address is given pursuant to the provisions of this article.

      32.   ESTOPPEL CERTIFICATES

      Lessee agrees, at any time and from time to time, upon not less than five
(5) days prior written notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Rent and other charges hereunder have been paid by Lessee, (iii) stating whether or not to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Lessee may have knowledge, and (iv) stating the address to which notices to Lessee should be sent and (v) such other information as Lessor may reasonably request. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Lessor's interest, or any prospective assignee of any such mortgagee. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to execute and deliver the aforesaid estoppel certificate, in the event Lessee shall fail to deliver to Lessor the same to Lessor within five (5) days of receipt of said written notice.

      33.   HOLDING OVER

      In the event that Lessee shall not immediately surrender the Demised Premises on the date of expiration of the term hereof, or any renewal term, Lessee shall, by virtue of the provisions hereof, become a Lessee by the month at the Monthly Base Rent in effect during the last month of the term of this Lease plus twenty five percent (25%), which said monthly tenancy shall commence with the first day next after the expiration of the Lease Term. The Lessee as a monthly Lessee shall be subject to all of the conditions and covenants of this Lease, except those provisions relating to Lessor funded tenant work, Rent abatement or other Lessor funded allowances, as though the same had originally been monthly tenancy. Lessee shall give to Lessor at least thirty (30) days' written notice of any intention to quit the Demised Premises, and Lessee shall be entitled to thirty (30) days' written notice to quit the Demised Premises, EXCEPT IN THE EVENT OF NONPAYMENT OF RENT IN ADVANCE OR OF THE BREACH OF ANY COVENANT BY THE LESSEE, IN WHICH EVENT LESSEE SHALL NOT BE ENTITLED TO ANY NOTICE TO QUIT, THE USUAL THIRTY (30) DAYS NOTICE TO QUIT BEING HEREBY EXPRESSLY WAIVED. Notwithstanding the foregoing provisions of this Section, in the event that Lessee shall hold over the expiration of the Lease Term hereby created, and if Lessor shall desire to regain possession of the Demised Premises promptly at the expiration of the Lease Term, then at any time prior to Lessor's acceptance of Rent from Lessee as a monthly tenant hereunder, Lessor, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force in the State of Virginia, and Lessee shall remain liable for any and all claims, cost, damage, expense and liability which Lessor may suffer, to the extent that the same shall be proximately caused by Lessee's failure to surrender the Demised Premises as required hereunder.

      34.   INTENTIONALLY OMITTED

      35.   INTENTIONALLY OMITTED

      36.   PUBLIC LIABILITY INSURANCE

      Lessee shall obtain and maintain in effect at all times during the Lease Term, a policy of comprehensive public liability insurance, naming Lessor, any property management agent for the Building and any mortgagee of the Building as additional insureds, protecting Lessor, Lessee, management agent and any such mortgagee against any liability for bodily injury, death or property damage occurring upon, in or about any part of the Building or the Demised Premises arising from any of the items set forth herein against which Lessee is required to indemnify Lessor, with such policies to afford protection to the limit of not less than Three Million Dollars ($3,000,000) combined single limit. Lessor shall have the right to require Lessee to increase the minimum limits of coverage set forth above, from time to time, to the standard limits of coverage required in comparable first class office Buildings in the Washington, D.C. area. Lessee, at Lessee's sole cost and expense, shall obtain and maintain in effect commencing with the Commencement Date and continuing through the Lease Term, insurance policies providing for the following coverage: all risk and property insurance, including (without limitation) coverage against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the Commonwealth of Virginia, insuring Lessee's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Lessee located on or in the Demised Premises, in an amount equal to not less than the full replacement value thereof. All proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace the items so insured. Such insurance policies shall be issued by responsible insurance companies licensed to do business in the State of Virginia. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Lessee's insurance coverage, shall be deemed to limit or restrict in any way Lessee's liability arising under or out of this Lease.

      37.   GENDER

      Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

      38.   BENEFIT AND BURDEN

      The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns (however, the foregoing shall not be deemed to permit any assignment, sublet, encumbrance or other transfer in violation of Section 7 hereof). Lessor may freely and fully assign its interest hereunder.

      39.   INTENTIONALLY OMITTED

      40.   MISCELLANEOUS

            (a) Recording. Neither this Lease nor any memorandum nor short form hereof shall be recorded in the land or other records of the Commonwealth of Virginia or Fairfax County, Virginia.

            (b) Survival of Obligations. If Lessee has failed to fulfill its obligations under this Lease such obligations and Lessor's rights in respect thereof shall remain in full force and effect notwithstanding the expiration of the Term.

            (c) Headings. The captions, section numbers and index appearing in this Lease are inserted only as a matter of convenience and reference, and in no way shall be held to explain, modify, amplify, define, limit, construe, or describe the scope of intent of such sections of this Lease nor in any way add to the interpretation, construction or meaning of any provision or otherwise affect this Lease.

            (d) Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease, or the application of such covenant or agreement to any other person or any other circumstance, as the case may be, shall not be thereby effected, and each covenant and agreement of this Lease shall remain valid and enforceable to the fullest extent permitted by law.

            (e)    Corporate or Partnership Authority:

                  (i) If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee hereby covenants and warrants: (1) that Lessee is a duly authorized and existing corporation, qualified to do business in the Commonwealth of Virginia, with full right and authority to enter into this Lease; (2) each of the persons executing this Lease on behalf of Lessee possesses actual authority to do so; and (3) this Lease constitutes a valid and legally binding obligation on Lessee, enforceable according to the terms hereof.

                  (ii) If Lessee executes this Lease as a partnership, each of the persons executing this Lease on behalf of Lessee hereby covenants and warrants: (1) that Lessee is a duly authorized and existing partnership, qualified to do business in the Commonwealth of Virginia, with full right and authority to enter into this Lease; (2) each of the persons executing this Lease on behalf of Lessee possesses actual authority to do so; and (3) this Lease constitutes a valid and legally binding obligation on Lessee, enforceable according to the terms hereof.

            (f) Lessor's Liability. Notwithstanding any provision hereof to the contrary, Lessee shall look solely to the estate and property of Lessor in and to the Building (or the proceeds received by Lessor on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim or judgment against Lessor arising out of or in connection with this Lease, the relationship of landlord and tenant or Lessee's use of the Demised Premises, and Lessee agrees that the liability of Lessor arising out of or in connection with this Lease, the relationship of landlord and tenant or Lessee's use of the Demised Premises, shall be limited to such estate and property of Lessor (or sale proceeds). No other properties or assets of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Lessee arising out of or in connection with this Lease, the relationship of landlord and tenant or Lessee's use of the Demised Premises, and if Lessee shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Lessee shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Lesser an instrument to that effect prepared by Lessor's attorneys. It is agreed that neither Lessor nor any of its officers, directors or employees shall ever be personally liable for any judgment against Lessor or any duty or liability of Lessor under this Lease. Lessor shall have no liability to Lessee for failure to perform Lessor's obligations hereunder where such failure(s) is due to causes beyond Lessor's control, including without limitation acts of God, war, civil commotion, strikes, and embargoes; nor shall any such failure entitle Lessee to any abatement or reduction in Rent, except as may be expressly provided herein, or any claim of actual or constructive eviction. Lessee shall not be entitled to any compensation or reduction in Rent by reason of inconvenience or loss arising from Lessor's entry onto the Demised Premises as authorized hereunder, nor by reason of any repairs to the Demised Premises or the Building.

                  (q) Governing Law. This Lease shall be governed by the laws of the Commonwealth of Virginia, without regard to the conflict of laws principles thereof.

                  (h) Effective Date. For all purposes hereof, the "Effective Date" of this Lease shall be the date upon which this Lease shall have been executed by both parties and physically delivered by Lessor to Lessee or its attorney. Prior to the Effective Date, neither this Lease nor anything hereunder contained shall be legally binding on either Lessor or Lessee, and the submission of this Lease by Lessor to Lessee prior to such Effective Date for examination or consideration by Lessee or discussion between Lessor and Lessee shall not constitute a reservation of or option for the Demised Premises or create any legal obligation or liability whatsoever on Lessor.

      41.   WAIVER OF SUBROGATION

      Notwithstanding any language to the contrary in this Lease, Lessee shall not be responsible for damage to the Lessor's property caused by Lessee to the extent the damage is covered by the Lessor's all risk property insurance policy. Lessor agrees to maintain such a policy during the Lease Term and Lessor shall obtain a waiver of subrogation under the policy in favor of the Lessee. Lessee shall require its insurer(s) to include in all of Lessee's insurance policies which could give rise to a claim against Lessor an endorsement whereby the insurer(s) shall waive any rights of subrogation against Lessor. Lessee hereby releases Lessor and its partners, officers, directors, agents and employees from any and all liability and responsibility to Lessee or any person claiming by, through or under Lessee, by way of subrogation or otherwise, for any injury, loss or damage to Lessee's property covered by a valid and collectible fire insurance policy with extended coverage endorsement. Lessee agrees to look to its own fire and hazard insurance policies in the event of damage to Lessee's personal property. The waivers of subrogation shall be made in writing and delivered to the respective parties.

      42.   RENEWAL

            (a) Provided Lessee is not in default, Lessee shall have the subordinate option, upon the terms and conditions set forth herein, to extend the Lease Term for one (1) additional four (4) year period (herein referred to as the "Renewal Term").

Lessee may exercise the renewal option only upon binding written notice delivered to Lessor not later than six (6) months prior to the expiration of the Initial Term. In the event Lessee does not timely exercise its option for the Renewal Term, Lessee's rights under this Section 42 shall lapse. Lessee's notice to renew shall, at Lessor's option, be deemed ineffective if Lessee is in default on the date the notice is given or is in default on the date the Renewal Term is to commence. The Renewal Term, if properly exercised, shall extend the Lease Term accordingly, and, except as otherwise provided herein, shall be on all of the same terms and conditions as the Initial Term except that the Monthly Base Rent for the first (1st) year of the Renewal Term shall be one hundred six percent (106%) of the Monthly Base Rent in effect immediately prior to the expiration of the Initial Term, and shall thereafter be escalated in accordance with Section 5(D), and there shall be no further Renewal Terms after the first
(1st) Renewal Term.

      This Lease, together with Exhibits A, C and D attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise between the parties not contained and embodied in said Lease and Exhibits, shall be of any force or effect, and that same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

      IN WITNESS WHEREOF, each of the parties hereto, respectively, has caused these presents to be executed and attested by their duly authorized officers and their seals affixed.

                                        LESSOR:

                                        GOSNELL PROPERTIES, INC.
ATTEST:

[SIGNATURE ILLEGIBLE]                   By:  [SIGNATURE ILLEGIBLE]
-----------------------------------          ----------------------------------

                                        LESSEE:

ATTEST:                                 ABOVENET COMMUNICATIONS, INC.,
                                        a California corporation




/s/ STEPHEN P. BELOMY                   By   /s/ SHERMAN TUAN
-----------------------------------          ----------------------------------
Stephen P. Belomy, Secretary                 Sherman Tuan, President

STATE OF VIRGINIA )
                  )   ss:
COUNTY OF FAIRFAX )


      The undersigned, a notary public in and for the State and County aforesaid, does certify that Barry R. Gosnell whose name as President of Gosnell Properties, Inc., is signed to the writing above, bearing date on the 3rd day of September, 1997, has acknowledged the same before me in the County of Fairfax.

      Given under my hand and official seal this 3rd day of September, 1997. My term of office expires on the 28th day of February, 1998.


                                  /s/  [SIG]
                                ----------------------------------
                                       Notary Public

STATE OF CALIFORNIA   )
                      )   ss:
COUNTY OF SANTA CLARA )


      The undersigned, a notary public in and for the State and County aforesaid, does certify that SHERMAN TUAN whose name as PRESIDENT of ABOVENET COMMUNICATIONS, INC., is signed to the writing above, bearing date on the 13 day of August, 1997, has acknowledged the same before me in the County of Santa Clara.

      Given under my hand and official seal this 13 day of August, 1997. My term of office expires on the 17 day of October, 1997.


                                  /s/  SERINA M. MENDEZ
      [SEAL]                    ----------------------------------
                                       Notary Public

                                  EXHIBIT "A"
                         FLOOR PLAN OF DEMISED PREMISES

                      [TO BE ATTACHED PRIOR TO EXECUTION]

                                   EXHIBIT "B"
                              INTENTIONALLY OMITTED

                                   EXHIBIT "C"
                              RULES AND REGULATIONS

           1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Lessee shall not be obstructed or encumbered by any Lessee or used for any purpose other than ingress and egress to and from the Demised Premises. Lessor shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Lessees, in such manner as Lessor deems best for the benefit of the Lessees generally. No Lessee shall permit the visit to the Demised Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other Lessees of the entrances, corridors, elevators and other public portions or facilities of the Building.

           2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Lessor. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of the Lessor. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

           3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the Demised Premises or Building without the prior written consent of the Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by the Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to the Lessor.

           4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Lessor.

           5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, coffee grounds, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

           6. Except as part of the Tenant's Work approved by Lessor, there shall be no marking, painting, drilling into or in any way defacing any part of the Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Lessee shall not construct, maintain, use or operate within the Demised Premises or elsewhere within or on the outside of the Building, any electric device, wiring or apparatus in connection with a loud speaker system or other sound system.

           7. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Demised

Premises, and no cooking shall be done or permitted by any Lessee on said Demised Premises. No Lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Demised Premises.

           8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

           9. No Lessee shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them, whether by the use of any musical instrument, radio, talking machines, unmusical noise, whistling, singing, or in any other way. No Lessee shall throw anything out of the doors or windows or down the corridors or stairs.

           10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Demised Promises.

           11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any Lessee, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Lessor; provided that, Lessor hereby agrees to permit Lessee to install, at Lessee's sole expense, an electronic keycard access system for the Demised Premises on the condition that each of the following conditions is satisfied at Lessee's sole expense: (i) such system is Underwriters Laboratory-approved; (ii) Lessee shall obtain Lessor's prior written consent to the plans and specifications for such system and the installation thereof; (iii) such system is designed and installed to permit a manual override by means of a master key;
(iv) such system is connected to the Building fire annunciator panel, and provides for fire alarm override to the extent required pursuant to applicable law; and (v) Lessee shall provided to Lessor not less than five (5) keycards to any such system. All locks must be keyed to the Building's master key in the possession of Lessor. In the case of rekeying, Lessee will provide Lessor, at no cost to Lessor, six (6) copies of keys to said rekeyed locks. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such Lessee, and in the event of the loss of any keys, so furnished, such Lessee shall pay to the Lessor the cost thereof and, if necessary, the cost of rekeying the locks if Lessor does not have a copy of the lost key.

           12. All removals or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Lessor or its Agent may determine from time to time. The Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

           13. Any person employed by any Lessee to do janitor work within the Demised Premises must obtain Lessor's consent and such person shall, while in the Building and outside of said Demised Premises, comply with all instructions issued by the Superintendent of the Building. No Lessee shall engage or pay any employees on the Demised Premises, except those actually working for such Lessee on said Demised Premises.

           14. Deleted.

           15. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

           16. The Lessor reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Lessor may at his option require all persons admitted to or leaving the Building between the hours of 6 P.M. and 8 A.M., Monday through Saturday, Sundays and legal holidays to register. Each Lessee shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to the Lessor for all acts of such persons. The Building main entrances will remain locked from 6 p.m. Friday through 8 a.m. Monday. Any Lessee requiring entrance to the Building during the above hours or after normal weekly business hours must use a key provided by Lessor.

           17. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

           18. Intentionally Omitted.

           19. The requirements of Lessees will be attended to only upon application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building.

           20. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

           21. No water cooler, plumbing or electrical fixtures shall be installed by any Lessee.

           22. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, or similar devices except those equipped with rubber tires and rubber sideguards.

           23. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

           24. Mats, trash or other objects shall not be placed in the public corridors.

           25. The Lessor does not maintain suite finishes which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, the Lessor will arrange for the work to be done at the Lessee's expense.

           26. Drapes installed by the Lessor for the use of the Lessee or drapes installed by the Lessee, which are visible from the exterior of the Building must be cleaned by the Lessee at least once a year, without notice, at said Lessee's own expense.

           27. The Lessee will furnish and install all light bulbs for the Demised Premises.

           28. Any material violation of these rules and regulations, or any amendments thereto, shall be a default under the Lease which, if not cured as set forth in Section 21 of the Lease, shall be sufficient cause for termination of this Lease at the option of the Lessor; provided that, any repetitive violation of these rules and regulations (i.e., more than two (2) violations in any period of twelve (12) consecutive months) shall, without notice or cure period, be deemed an Event of Default.

           29. The Lessor may, upon request by any Lessee, waive the compliance by such Lessee of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Lessor or Lessor's authorized agent, (ii) any such waiver shall not relieve such Lessee from the obligation to comply with such rule or regulation in the future unless expressly consented to by Lessor, and (iii) no waiver granted to any Lessee shall relieve any other Lessee from the obligation of complying with the foregoing rules and regulations unless such other Lessee has received a similar waiver in writing from Lessor.

                                   EXHIBIT "D"
                     DECLARATION BY LESSOR AND LESSEE AS TO
                       DATE OF DELIVERY AND ACCEPTANCE OF
                         POSSESSION OF DEMISED PREMISES

      Attached to and made a part of the Lease Agreement, dated the _________ (_) day of August, 1997, entered into by and between GOSNELL PROPERTIES, INC., as Lessor, and ABOVENET COMMUNICATIONS, INC., as Lessee.

     GOSNELL PROPERTIES, INC., as Lessor in the foregoing Lease Agreement and ABOVENET COMMUNICATIONS, INC., as Lessee therein, do hereby declare and evidence
that possession of the Demised Premises was accepted by Lessee on the     (  )
day of          , 1997. The Building and other improvements required to be constructed and finished by Lessor in accordance with provisions of this lease have been satisfactorily completed by Lessor and accepted by Lessee and that the Lease Agreement is now in full force and effect and for the purpose of this Agreement the Lease commencement date is established as beginning on the fifteenth (15th) day of September, 1997, and the Lease expiration date being on the fourteenth (14th) day of September, 2003 (subject to Lessee's renewal option), and, as of the date of the acceptance as herein set forth, there is no right of set off against Rents claimed by Lessee against Lessor.


LESSEE:                               LESSOR:

ABOVENET COMMUNICATIONS, INC.         GOSNELL PROPERTIES, INC.

BY                                    BY
   ------------------------------         --------------------------------------
   SHERMAN TUAN, PRESIDENT

ATTEST:                               ATTEST:

---------------------------------     ------------------------------------------
STEPHEN P. BELOMY, Secretary          Secretary